Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We have issued our report dated March 10, 2025, with respect to the consolidated financial statements and internal control over financial reporting included in the Annual Report of Escalade, Incorporated on Form 10-K for the year ended December 31, 2024. We consent to the incorporation by reference of said report in the Registration Statements of Escalade, Incorporated on Form S-8 (File No. 333-218340).

/s/ Grant Thornton, LLP

St. Louis, Missouri

March 10, 2025